EXHIBIT 4.1
                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT is made as of the 15th day of January 2004, by and between Diversinet Corp. (the "Company"), a corporation organized under the laws of the province of Ontario, Canada, with its principal offices at 2225 Sheppard Avenue East, Suite 1801, Toronto, Ontario, M2J 5C2, Canada, and the purchasers whose names and addresses are set forth on the signature page hereof (collectively the "Purchaser").

      IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1. AUTHORIZATION OF ISSUANCE OF SECURITIES. The Company has authorized the issuance to the Purchaser of one million (1,000,000) common shares of the Company (the "Shares"), no par value (a "Common Share") and one million and one hundred thousand (1,100,000) purchase warrants of the Company (a "Warrant"), set forth on the signature page hereof. The Warrants will be substantially in the form of Appendix III to this Agreement.

SECTION 2. CONSIDERATION. At the Closing (as defined in Section 3), the Company will issue the Shares and the Warrants to the Purchaser as set forth on the signature page hereof, and the Purchaser will enter into a consulting agreement with the Company and pay U.S.$2,000,000 to the Company, upon the terms and conditions hereinafter set forth.

SECTION 3. DELIVERY OF SECURITIES AT THE CLOSING. The completion of the transaction (the "Closing") shall occur simultaneously with the execution hereof and the consulting agreement (the "Closing Date"). At the Closing, the Company will issue to the Purchaser (i) one or more stock certificates representing the Shares and (ii) one or more warrant certificates (in the form of Appendix III) representing the Warrants, in each case registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares. The name(s) in which the stock certificates and warrant certificates are to be registered are set forth in the Stock Certificate
Questionnaire attached hereto as APPENDIX I. The Company's obligation to complete the transaction herein contemplated at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:
(a) receipt by the Company of same-day funds in the full amount of U.S. $2,000,000; (b) the accuracy in all material respects of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to or at the Closing, and (c) the Company agreeing to accept the Purchaser's subscription prior to or at the Closing. The Purchaser's obligation to complete the transaction herein contemplated at the Closing shall be subject to the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to or at the Closing.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

      4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

      4.2 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of an unlimited number of Common Shares. The number of Common Shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at December 31, 2003, are 11,042,944 common shares, purchase warrants to acquire 965,404 common shares and stock options to acquire up to 1,800,000 common shares.

      4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. The Shares and Warrants have been duly authorized, and when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

      4.4 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The consummation by the Company of the transactions herein contemplated will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), or any statute or any authorization, judgement, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. Upon its execution and delivery, and assuming the valid execution thereof by the Purchaser, this
Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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

      4.5. INTEGRATION, ETC. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares and Warrants, as contemplated by this Agreement, within the provisions of
Section 5 of the Securities Act. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Shares and Warrants in a manner that would require the registration under the Securities Act of the Shares or Warrants or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Shares and Warrants or in any manner involving a public offering within the meaning of
Section 4(2) of the Act.

      4.6 COMPLIANCE WITH SECURITIES LAWS. Subject to the accuracy of the representations and warranties of the Purchaser contained herein, the issuance of the Shares and Warrants to the Purchaser hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

      4.7 ADDITIONAL INFORMATION. The Company has made available to the Purchaser a true and complete copy of each report, schedule, and definitive proxy statement filed by the Company with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") since November 1, 2001 (as such documents have since the time of their filing been amended, the "Information Documents").

As of their respective dates, the Information Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the Information Documents, and none of the Information Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Information Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the Information Documents complied as to form in all material aspects with applicable accounting requirements and the published rules and regulations of the SEC and Canadian regulatory authorities with respect thereto. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Information Documents, the Company has no liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business and (ii) liabilities not required under generally accepted accounting principles to be reflected or disclosed in such financial statements.


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

      4.8 ABSENCE OF CERTAIN CHANGES. Since October 31, 2003, there have been no known changes or developments in the Company, its business or any of its subsidiaries that may have a Material Adverse Effect.

      4.9 ABSENCE OF LITIGATION. Except as disclosed in the Information Documents, there is no known action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

      4.10 COMPLIANCE WITH LAW. The Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, other than such noncompliance which would not have a Material Adverse Effect.

      4.11 DISCLOSURE. All information relating to the Information Document provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not knowingly omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No known event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under Canadian or United States law, rule or regulation, requires public disclosure or announcement by the Company.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

      5.1 The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved hereunder, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the securities hereunder, including, without limitation, the information contained in the Information Documents; (ii) it acknowledges that the offering of the securities pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority; (iii) the Purchaser is acquiring the securities set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of the Shares or Warrants or any arrangement or understanding with any other persons regarding the distribution thereof; (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable state securities or blue sky laws; (v) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, attached hereto as APPENDIX I and APPENDIX II, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (vi) the Purchaser has, in connection with its decision enter into this Agreement not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein; (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and (viii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

      5.2 The Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrants, or of the Common Shares issuable upon exercise of such Warrants (the "Warrant Shares) without satisfying the prospectus delivery requirements under the Securities Act, if any.

      5.3 The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the Purchaser is duly organized, validly existing and in good standing under the laws of the its jurisdiction of organization, and (iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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

      5.4  The  Purchaser   recognizes  that  an  investment  in  the  Company's
securities is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment.

      5.5 All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

      5.6 The address set forth in the signature page hereto is the Purchaser's true and correct domicile.

      5.7 The Purchaser covenants to provide the Company an updated, accurate and complete plan of distribution at all times during which the Company is required to keep the Registration Statement in effect.

      5.8 The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares or Warrant Shares shall be endorsed with the legend in substantially the form set forth below and the certificate evidencing the Warrants shall be endorsed with the legend in substantially the form set forth in Appendix III, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares, Warrants or Warrant Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

      THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS
      (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF
      APPLICABLE, CANADIAN SECURITIES LAWS OR (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

      5.9 The Purchaser acknowledges the reporting requirements under US and Canadian securities laws which may be applicable to it in connection with the acquisition of the securities hereunder, including those of (i) section 13(d) of the Securities and Exchange Act of 1934, (ii) section 101 of the Securities Act (Ontario) and section 111 of the Securities Act (British Columbia), and (iii)
section 107 of the Securities Act (Ontario) and section 87 of the Securities Act (British Columbia) (the provisions referred to in sections (ii) and (iii) relate to early warning requirements and insider reporting requirements applicable in connection with the acquisition by the Purchaser of common shares resulting in the Purchaser and persons acting jointly or in concert holding 10% or more of the common shares of the Company).

SECTION 6. SURVIVAL OF REPRESENTATIVES, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefor.


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

Each party shall indemnify the others for all losses, claims, damages, liabilities or expenses actually incurred ("Losses") (including reasonable attorneys' fees and cost of enforcement) arising out of any breach of that party's covenants, agreements, representations or warranties in this Agreement; provided that in no event shall any party be responsible for Losses exceeding, individually or in the aggregate, the purchase price set out in section 2 of this Agreement.

SECTION 7.  REGISTRATION OF THE SHARES:  COMPLIANCE WITH THE SECURITIES ACT.

      7.1 REGISTRATION STATEMENT ON FORM F-3. The Company represents and warrants that the Company currently meets the requirements for use of Form F-3 under the Securities Act. The Company shall file all reports required to be filed by the Company with the Commission in a timely manner and take such other actions as shall be necessary for the Company to maintain such eligibility for the use of Form F-3.

      7.2 REGISTRATION PROCEDURES AND EXPENSES. The Company shall:

            (a) use its best efforts, but in no event later than 60 days following the date of Closing, to prepare and file, with the Commission a Registration Statement under the Securities Act following the date of Closing, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable thereafter, relating to the resale pursuant to Rule 415 under the Securities Act of the Registrable Stock by the Holders from time to time through the automated quotation system of Nasdaq or the facilities of any national securities exchange on which the Common Shares are then traded or in privately-negotiated transactions, and otherwise as described in the "Plan of Distribution" section of the Company's Form F-3 Registration Statement filed on July 22, 2003; o

            (b) Each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders, the Company will give written notice of its determination to all Holders. Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use its best efforts to cause all such shares of Registrable Stock, the Holders of which have so requested registration thereof, to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered. If the Registration Statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this paragraph to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of any or all of the Registrable Stock requested for inclusion pursuant to this paragraph and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced accordingly on a prorata basis with the other security holders.

            (c) promptly and in good faith respond to all Commission's comments on the Registration Statement, and within two (2) business days of receipt of an indication from the Commission that it has no further comments, request acceleration of the effectiveness of the registration at the earliest practicable time;

            (d) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the third anniversary of the Closing Date, (ii) the date following exercise of the Warrants on which the Holder may sell all the Shares then held by the Holder within a three-month period in accordance with Rule 144 under the Securities Act ("Rule 144"), or (iii) such time as all the Registrable Stock purchased by the Holder have been sold pursuant to a registration statement;


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

            (e) so long as the Registration Statement is effective covering the resale of the Registrable Stock owned by the Holders, furnish to the Holder such reasonable number of copies of prospectuses and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Stock;

            (f) file documents required of the Company for blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not so qualified or has not so consented;

            (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.2 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, except for any underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any; and

            (h) with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell the Shares and Warrant Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Purchaser's Shares and Warrant Shares may be resold within a given three-month period pursuant to Rule 144 or any other rule of similar effect or
(B) such date as all of the Purchaser's Shares and Warrant Shares shall have been resold and (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act.

            (i) notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

            (j) notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information;

            (k) prepare and promptly file with the Commission, and promptly notify such participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (l) advise such participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (m) cooperate with the Holders to facilitate the timely preparation and delivery (under normal way settlement procedures) of certificates representing securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement;

            (n) comply with all applicable rules and regulations of the Commission and shall make generally available as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

            (o) permit the Purchaser to assign the rights under this Section 7 to any other person in connection with a transfer of the Registrable Stock.


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

7.3      BLACKOUT PERIOD

            (a) The Company may suspend, at any time or from time to time, the use of the prospectus which forms part of the Registration Statement (the "Prospectus") for a period or periods of time not to exceed an aggregate of 60 calendar days in any 12 month period, provided that during any three month period such aggregate period of time shall not exceed 30 calendar days (each, a "Blackout Period"), if the Company determines that the filing or continued use of the Prospectus would (w) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Board of Directors of the Company, would materially interfere with such transaction or negotiations, (x) otherwise require premature disclosure of information that, in the good faith judgment of the Board of Directors of the Company, would adversely affect or otherwise be detrimental to the Company, (y) require amendment or supplement to the Registration Statement due to the happening of any event that comes to the attention of the Company and as a result of which the Registration Statement or Prospectus would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (z) adversely affect the success of an offering of securities by the Company which the Company proposes to or has registered under applicable securities laws. The Company shall provide the Holders whose Registrable Stock is registered under the Registration Statement with written notice of the commencement of a Blackout Period and of the termination of such Blackout Period.

            (b) The Purchaser  agrees that,  upon receipt of any written  notice from the Company of the happening of any event of the kind described in Section 7.3(a) (a "Material Event"), the Purchaser will forthwith discontinue disposition of the Registrable Stock under the Prospectus until the Company confirms in writing that the Blackout Period has terminated and that the Prospectus may be used for the disposition of Registrable Stock or until receipt of copies of a supplemented or amended Prospectus, and, if so requested by the Company, will deliver to the Company all copies of the Prospectus covering the Registrable Stock in its possession at the time of receipt of such notice.

            (c) The Purchaser shall, at any time it is engaged in a distribution of Registrable Stock, comply with all applicable laws.


7.4      INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company will indemnify and hold harmless each Holder of shares of Registrable Stock which are included in a Registration Statement pursuant to the provisions of this Agreement, the directors, officers, employees and agents of such Holder, any underwriter (as defined in the Securities Act) for such Holder, the directors, officers, employees and agents of such underwriter, and any person who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, and each of their successors, from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and agrees to reimburse each such Holder, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such claim, action, demand loss, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with information furnished or on behalf of such Holder, specifically for use in the preparation thereof. This indemnity shall be in addition to any liability which the Company may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

            (b) Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company, the directors, officers, employees and agents of the Company and any person who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any and all claims, actions, demands, losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, or under Canadian law, insofar as such claims, actions, demands, losses, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement (including all documents incorporated therein by reference) as originally filed or in any amendment thereto, any preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Holder for use in the preparation thereof; provided, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale of shares of Registrable Stock covered by the Registration Statement. This indemnity shall be in addition to any liability which such Holder may otherwise have and shall be in addition to any subsequently executed indemnity agreements.

            (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification is such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (including legal and other expenses reasonably incurred in connection with or defending same (collectively "Losses")) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d); provided, however, that, in any such case, (A) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation and (B) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered by it pursuant to such Registration Statement.

            (d) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors, employees or agents or controlling persons referred to in this Section, and will survive the sale by a Holder of securities covered by a Registration Statement.

7.5      DEFINITIONS.  The following terms shall be used in this Section with the following respective meanings:

         "Commission" means the Securities and Exchange Commission.

         "Holder" means any holder of Registrable Stock.

         "Registrable Stock" means the Shares and Warrant Shares whether owned by a Purchaser or any third party.

"Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form F-4, or successor form).

SECTION 8. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  if to the Company, to:
                  Diversinet Corp.
                  2225 Sheppard Avenue East, Suite 1801
                  Toronto, Ontario  M2J 5C2, Canada
                  Facsimile: (416) 756-7346
                  Attention: Chief Financial Officer

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 9. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing, signed by the Company and the Purchaser.

SECTION 10. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof.

SECTION 13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

SECTION 14. ENTIRE AGREEMENT. This Agreement (including the attachments hereto) contains the entire agreement of the parties with respect to the subject matter hereof and supersedes and is in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and neither party hereto shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein.

SECTION 15. RIGHT OF ACCEPTANCE. The Purchaser acknowledges and agrees that the Company shall have the right, at its sole discretion, to accept or reject, up to the Closing, any subscription for securities and that acceptance thereof is not subject to the Company having received any minimum amount of subscription proceeds. The Purchaser further acknowledges and agrees that execution of this Agreement by the Purchaser shall not result in any obligation on the Company until such time as this Agreement shall have been duly executed by the Company and Closing shall have occurred. Any funds received by the Company or its agent from the Purchaser on account of the transaction contemplated hereby will be returned to the Purchaser (without interest or deduction) at the address indicated in Appendix I in the event the Company determines, in its sole discretion, to reject the Purchaser's subscription.

SECTION 16. REIMBURSEMENT OF EXPENSES. Upon Closing, the Company will reimburse the Purchaser for all reasonable out-of-pocket expenses incurred by the Purchasers (including, without limitation, reasonable outside attorneys' fees). Such amount shall not exceed US$7,500.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives shown below:


---------------------------------- ---------------------------------------------
Jay Wigdale                        Lakefront Partners, LLC
                                   By: Lakefront Capital Management, LLC
                                   By: Jay Wigdale, Sole Member

205 E. Wisconsin Ave, Ste 220      205 E. Wisconsin Ave, Ste 220
Milwaukee, WI 53202                Milwaukee, WI 53202

Warrants: 1,100,000                Shares: 1,000,000

---------------------------------- ---------------------------------------------
Date:                              Date:

Accepted and Agreed to by:


                                   DIVERSINET CORP.



                                   By:
                                       -----------------------------------------
                                       Nagy Moustafa, President
                                       and Chief Executive Officer


                                   Date:
                                         ---------------------------------------